EXHIBIT 99.1

JOINT FILER INFORMATION

Name:	BankAmerica Investment Corporation 231 So. LaSalle Street Chicago, IL 60679
Designated Filer:	Bank of America Corporation
Issuer and Ticker Symbol:	CMGI, Inc. (CMGI)
Date of Event Requiring Statement:	August 17, 2004
Signature:	BANKAMERICA INVESTMENT CORPORATION
By: /s/ Debra M. Ingraham Debra M. Ingraham Attorney-in-Fact

Name:	Fleet National Bank 175 Federal Street, 10th Floor Boston, MA 02110
Designated Filer:	Bank of America Corporation
Issuer and Ticker Symbol:	CMGI, Inc. (CMGI)
Date of Event Requiring Statement:	August 17, 2004
Signature:	Fleet National Bank
By: /s/ Debra M. Ingraham Debra M. Ingraham Attorney-in-Fact